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                                                                 Exhibit 4.12


                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

         THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is entered into as of June 29, 1999 by and between CYGNUS, INC., a Delaware corporation with offices at 400 Penobscot Drive, Redwood City, California 94063 (the "COMPANY"), and each person or entity listed as an investor on SCHEDULE I to this Agreement (each individually an "INVESTOR" and collectively the "INVESTORS").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, pursuant to that certain Convertible Debenture and Warrant Purchase Agreement by and between the Company and the Investors dated as of June 29, 1999 (the "PURCHASE AGREEMENT"), the Company has agreed to sell and issue to the Investor, and the Investor has agreed to purchase from the Company, $14,000,000 principal amount of 8.5% Convertible Debentures Due June 29, 2004, and up to an additional $12,000,000 principal amount of such Convertible Debentures pursuant to Article V of the Purchase Agreement (collectively, the "DEBENTURES"), on the terms and conditions set forth therein;

         WHEREAS, the Purchase Agreement contemplates that the Debentures may be converted into shares (the "COMMON SHARES") of common stock, $0.001 par value, of the Company ("COMMON STOCK") pursuant to the terms and conditions set forth in the Debentures; and

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Purchase Agreement, at Closing the Company has agreed to issue to the Investors warrants (the "Warrants") exercisable for shares of Common Stock (the "Warrant Shares") in the form attached as Exhibit 1.1B to the Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and each of the Investors agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement, the Warrants or the Debentures. As used in this Agreement, the following terms shall have the following respective meanings:

                  "CLOSING" and "CLOSING DATE" shall have the meanings ascribed to such terms in the Purchase Agreement.

                  "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "HOLDER" and "HOLDERS" shall include the Investors and any transferee of the Debentures, Warrants, Warrant Shares, Common Shares or other Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

                  "REGISTRABLE SECURITIES" shall mean: (i) the Common Shares and Warrant Shares issued to each Holder or its permitted transferee or designee upon conversion of the Debentures or exercise of the Warrants, as applicable, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Shares or Warrant Shares; (ii) any securities issued or issuable to each Holder upon the conversion, exercise or exchange of any Debentures, Warrants, Warrant Shares, or Common Shares; and
(iii) any other security of the Company issued as a dividend or other distribution with respect to, or upon conversion or exchange of or in replacement of Registrable Securities.

                  The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

                  "REGISTRATION EXPENSES" shall mean all reasonable expenses to be incurred by the Company in connection with the Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any audited financial statements incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company; provided that Registration Expenses shall not include Selling Expenses).

                  "REGISTRATION STATEMENT" shall have the meaning set forth in Section 2(a)(i) herein.

                  "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

                  "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders.

         2. REGISTRATION REQUIREMENTS. The Company shall use reasonable commercial efforts to effect the registration of the Registrable Securities (including, without limitation, an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder on a Principal Market. Such reasonable commercial efforts by the Company shall include the following:


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                  (a)   The Company shall, as expeditiously as reasonably
practicable after the Closing Date:

                        (i) Prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities ("REGISTRATION STATEMENT") which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. Such Registration Statement shall initially register for resale a number of shares of Common Stock equal the number of Common Shares issuable upon the conversion or exercise of the Debentures and Warrants. Such Registration Statement shall, in addition and without limitation, register (pursuant to Rule 416 under the Securities Act, or otherwise) such additional indeterminate number of Registrable Securities as shall be necessary to permit the conversion in full of the Debentures or exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. Thereafter, the Company shall use reasonable commercial efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event within to 90 days following the Closing Date (the "EFFECTIVE DATE"); PROVIDED, HOWEVER, that, notwithstanding Sections 2(a)(ii) and 2(a)(v) below, the Company's obligations hereunder to file a Registration Statement and to keep a registration statement continuously in effect under the Securities Act shall be suspended if (A) the fulfillment of such obligations would require the Company to make a disclosure that would, in the reasonable judgment of the Company's Board of Directors, have a Material Adverse Effect (as such term is defined in the Purchase Agreement) on the Company or a material adverse effect on the future prospects of the Company or its stockholders,
(B) the Company has filed or proposes to file a registration statement with respect to any of its securities to be distributed in an underwritten public offering and it is advised by its lead or managing underwriter that an offering by a Holder of Registrable Securities would materially adversely affect the distribution of such securities, or (C) the fulfillment of such obligations would require the Company to prepare financial statements under the Securities Act that would not otherwise be required to be prepared by the Company in order to comply with its obligations under the Exchange Act. Such obligations shall be reinstated (x) in the case of clause (A) above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental), (y) in the case of clause (B) above, upon the conclusion of any period during which the Company would not, pursuant to the terms of its underwriting arrangements, be permitted to sell Registrable Securities for its own account and (z) in the case of clause (C) above, as soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act. In the event that the Company's obligations are suspended as provided above, the Company shall deliver a certificate in writing, signed by an officer of the Company, to each Holder, which shall state that its obligations hereunder have been suspended in accordance with this Section 2(a)(i).

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                        (ii) Prepare and file with the SEC such amendments
and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective, subject to Section 2(a)(i) above, and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                        (iii) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder and, in the case of the Registration Statement referred to in Section 2(a)(i), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment). The Company will immediately notify the Holder by facsimile of the effectiveness of the Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing the Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

                        (iv) (a) If legally required, register and qualify, or obtain an appropriate exemption from registration or qualification, the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by each Holder (b) prepare and file in those jurisdictions such supplements (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof,
(c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and shall not be required to register or qualify in any jurisdiction where such registration or qualification is not permitted or approved by such jurisdiction following the Company's reasonable efforts to obtain such permission or approval.

                        (v) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of

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material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

                        (vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable time.

                        (vii) Permit a single firm of counsel, designated as Holders' counsel by the Holders of a majority of the Registrable Securities included in the Registration Statement (the fees and expenses of which shall be paid in their entirety by the Holders not withstanding Section 3 below), to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to the Investors, the Investors' beneficial ownership of securities of the Company or the Investor's intended method of disposition of Registrable Securities shall conform in all material respects to the information provided to the Company by the Investors.

                        (viii) List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Shares are then traded.

                        (ix) If applicable, take all reasonable steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                        (x) The Company shall hold in confidence and not make any disclosure of information concerning the Investors provided to the Company unless (a) disclosure of such information is reasonably necessary in the Company's good faith judgment to comply with federal or state securities laws, (b) the disclosure of such information is reasonably necessary in the Company's good faith judgment to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure,

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and allow each Investor, at its expense, to undertake appropriate action to prevent disclosure of, or obtain a protective order for, such information.

                        (xi) The Company shall provide a transfer agent (the "Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                        (xii) The Company shall cooperate with the Investors who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an instruction in the form attached hereto as EXHIBIT 1 and an opinion of such counsel in the form attached hereto as EXHIBIT 2.

                        (xiii) From and after the date of this Agreement, except for shares of Common Stock listed on Schedule 2.1(a) attached hereto, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under this Section 2(a) without the consent of the holders of a majority-in-interest of the Registrable Securities.

                        (xiv) The Company shall take all other reasonable actions necessary to allow disposition by the Investors of Registrable Securities pursuant to the Registration Statement.

                  (b) Set forth below in this Section 2(b) are (I) events that may arise that the Investors consider will interfere with the full enjoyment of their rights under the the Purchase Agreement and this Agreement (the "Interfering Events"), and (II) certain remedies applicable in each of these events.

                        Paragraphs (i) through (iv) of this Section 2(b) describe the Interfering Events, provide a remedy to the Investors if an Interfering Event occurs and provide that each of the Investors may require that the Company convert outstanding shares of Debentures at a specified price if certain Interfering Events are not timely cured.

                        Paragraph (v) provides, INTER ALIA, that if cash payments required as the remedy in the case of certain of the Interfering Events are not paid when due, the Company may be required by each of the Investors to convert outstanding Debentures at a specified price.

                        Paragraph (vi) provides, INTER ALIA, that the Investors have the right to specific performance.

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                        The preceding paragraphs in this Section 2(b) are
meant to serve only as an introduction to this Section 2(b), are for convenience only, and are not to be considered in applying, construing or interpreting this Section 2(b).

                        (i) DELAY IN EFFECTIVENESS OF REGISTRATION STATEMENT. The Company agrees that it shall file the Registration Statement complying with the requirements of this Agreement promptly and shall use its best efforts to cause such Registration Statement to become effective as soon as possible and in any event prior to 90 days following the initial closing of the purchase (the "EFFECTIVE DATE"). In the event that the Registration Statement has not been declared effective within 90 days from the Closing Date, then the "CONVERSION PRICE" pursuant to Section 5(c) of the Debentures shall be reduced by 1% during and after the first 30-day period from and after the 90th day following the Closing Date during any part of which such Registration Statement is not effective, and such "CONVERSION PRICE" shall be further reduced by an additional 1.5% during and after each subsequent 30-day period thereafter during any part of which the Registration Statement is not effective. The Company acknowledges that the Conversion Price is also subject to further adjustment as set forth in the Debentures, and the Purchase Agreement; provided, however, that once the Registration Statement first becomes effective, there can be no further adjustment to the Conversion Price under this Section 2(b)(i). If the Registration Statement has not been declared effective within 150 days after the Closing Date, then each Holder shall have the right in its sole discretion to sell its Debentures to the Company (in whole or in part) at a price in immediately available funds (the "PREMIUM CONVERSION PRICE") equal to the greater of (x) 1.2 times (I.E., 120%
of) the Outstanding Principal Amount of the Debentures then held by such Holder plus any accrued but unpaid interest or default payments and (y) the number of shares of Common Stock issuable upon conversion of the Outstanding Principal Amount of the Debentures then held by such Holder plus any accrued but unpaid or unrecognized interest or default payments relating to such Debentures times the Market Price for one Share of Common Stock on the day prior to the day such Holder notifies the Company it intends to exercise its right to the Premium Conversion Price.

                        (ii) NO LISTING; PREMIUM PRICE CONVERSION FOR DELISTING OF CLASS OF SHARES.

                             (A) In the event that the Company fails, refuses
or is unable to cause the Registrable Securities covered by the Registration Statement to be listed with the Approved Market and each other securities exchange and market on which the Common Stock is then traded at all times during the period ("LISTING PERIOD") commencing the earlier of the effective date of the Registration Statement or the 90th day following the Closing Date, and continuing thereafter for so long as the Debentures are outstanding, then the Company shall pay in cash to each Holder a default payment at a rate (the "DEFAULT PAYMENT RATE") equal to one and one half percent (1.5%) of the sum of (x) the Outstanding Principal Amount of, (y) the accrued but unpaid interest on, plus (z) the accrued but unpaid or unrecognized default payments on the Debentures (the "Debenture Amount") held by such Holder for each 30-day period (or portion thereof) during the Listing Period from and after such failure, refusal or inability to so list the Registrable

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Securities until the Registrable Securities are so listed. Alternatively, at any time five (5) days after the commencement of the running of the first 30-day period described above, a holder shall have the right to require the Company to purchase the Debentures for cash in an amount equal to the Premium Conversion Price.

                             (B) In the event that shares of Common Stock of
the Company are delisted from the Approved Market at any time following the Closing Date and remain delisted for five (5) consecutive trading days, then at the option of each Holder and to the extent such Holder so elects, the Holder will be entitled to require the Company to purchase the Debentures for cash in an amount equal to the Premium Conversion Price.

                        (iii) BLACKOUT PERIODS. In the event any Holder's ability to sell Registrable Securities under the Registration Statement is suspended for more than (i) five (5) consecutive Trading Days or (ii) fifteen
(15) days in any 12 month period (except in the case of an event described in Sections 2(a)(i)(A), 2(a)(i)(B) or 2(a)(i)(C), in which case such time periods shall be extended to twenty (20) consecutive Trading Days and forty
(40) Trading Days in any 12 month period, respectively) ("SUSPENSION GRACE PERIOD"), including without limitation by reason of a suspension of trading or delisting of the Common Stock on the Approved Market, or any suspension or stop order with respect to the Registration Statement or the fact that an event has occurred as a result of which the prospectus (including any supplements thereto) included in such Registration Statement then in effect includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, then the Company shall pay in cash to each Holder a default payment at the Default Payment Rate of the Debenture Amount for the Debentures held by such Holder for each 30-day period (or portion thereof) from and after the expiration of the Suspension Grace Period. Alternatively, a Holder shall have the right to require the Company to purchase the Debentures for cash in an amount equal to the Premium Conversion Price.

                        (iv) CONVERSION DEFICIENCY; PREMIUM PRICE CONVERSION FOR CONVERSION DEFICIENCY. In the event that the Company does not have a sufficient number of Common Shares available to satisfy the Company's obligations to any Holder upon receipt of a Conversion Notice (as defined in the Debenture) or is otherwise unable or unwilling to issue such Common Shares (including without limitation by reason of the limit described in Section 10 below) in accordance with the terms of the Debenture for any reason after receipt of a Conversion Notice, then:

                             (A) The Company shall pay in cash to each Holder
a default payment at the Default Payment Rate on the Outstanding Amount for the Debentures held by such Holder for each 30-day period (or portion thereof) that the Company fails or refuses to issue Common Shares in accordance with the Debenture terms; and

                             (B) At any time five (5) days after the
commencement of the running of the first 30-day period described above in clause (A) of this paragraph (iv), at the request of any Holder pursuant to a redemption notice, the Company promptly (x) shall

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purchase from such Holder, at a purchase price equal to the Premium
Conversion Price, the Outstanding Amount of Debentures equal to such Holder's pro rata share of the "Deficiency", as such terms are defined below, if the failure to issue Common Shares results from the lack of a sufficient number thereof and (y) shall purchase all (or such portion as such Holder may elect) of such Holder's Debentures at such Premium Conversion Price if the failure to issue Common Shares results from any other cause. The "Deficiency" shall be equal to the outstanding amount of Debentures that would not be able to be converted for Common Shares, due to an insufficient number of Common Shares available, if all the outstanding Debentures were submitted for conversion at the Conversion Price set forth in the Debentures as of the date such Deficiency is determined. Any request by a Holder pursuant to this paragraph
(iv)(B) shall be revocable by that Holder at any time prior to its receipt of the Premium Conversion Price.

                        (v)  PREMIUM PRICE CONVERSION FOR CASH PAYMENT
DEFAULTS.

                             (A) The Company acknowledges that any failure,
refusal or inability by the Company described in the foregoing paragraphs (i) through (iv) will cause the Holders to suffer damages in an amount that will be difficult to ascertain, including without limitation damages resulting from the loss of liquidity in the Registrable Securities and the additional investment risk in holding the Registrable Securities. Accordingly, the parties agree that it is appropriate to include in this Agreement the foregoing provisions for default payments, discounts and mandatory conversions in order to compensate the Holders for such damages. The parties acknowledge and agree that the default payments, discounts and mandatory conversions set forth above are liquidated damages representing the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such default payments, discounts and mandatory conversions are reasonable and will not constitute a penalty.

                             (B) Each default payment provided for in the
foregoing paragraphs (ii) through (iv) shall be in addition to each other default payment. All default payments (which payments shall be pro rata on a per diem basis for any period of less than 30 days) required to be made in connection with the above provisions shall be paid in cash at any time upon demand, and whether or not a demand is made, by the tenth (10th) day of each calendar month for each partial or full 30-day period occurring prior to that date.

                             (C) In the event that the Company fails or
refuses to pay any default payment or honor any penalty or similar amounts when due, at any Holder's request and option the Company shall purchase (1) all or a portion of the Debentures, Common Shares and/or Warrant Shares held by such Holder (with default payments accruing through the date of such purchase), within five (5) days of such request, at a purchase price equal to the Premium Conversion Price, and/or (2) all or a portion of the Warrants, within five (5) days of such request, held by such Holder at a purchase price equal to the Warrant Redemption Price, provided that such Holder may revoke either such request at any time prior to receipt of such payment of such purchase price. Until such time as the Company purchases such Debentures at the request of such Holder pursuant to the preceding sentence, at any Holder's request and option the Company shall as to such Holder

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pay such amount by adding and including the amount of such default payment to the Outstanding Principal Amount of a Holder's Debentures.

                        (vi) CUMULATIVE REMEDIES. Except as provided above, nothing herein is intended to limit any other rights the Holders may have at law, in equity or under the terms of the Debentures, the Purchase Agreement, the Warrants or this Agreement, including without limitation the right to specific performance. Each Holder shall be entitled to specific performance of any and all obligations of the Company in connection with the registration rights of the Holders hereunder.

                  (c) Subject to Section 2(b) above, the Company may suspend the use of any prospectus used in connection with the Registration Statement only in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Commission. The Company will use reasonable commercial efforts to cause such suspension to terminate at the earliest possible date.

                  (d) The Company shall file a Registration Statement with respect to any newly authorized and/or reserved shares, if necessary to fulfill its obligations under this Agreement, within fifteen (15) business days of any stockholders meeting authorizing same and shall use reasonable commercial efforts to cause such Registration Statement to become effective within ninety (90) days of such stockholders meeting. If the Holders become entitled, pursuant to an event described in clause (iii) of the definition of Registrable Securities, to receive any securities in respect of Registrable Securities that were already included in a Registration Statement, subsequent to the date such Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then effective Registration Statement, the Company shall as soon as practicable file, in accordance with the procedures set forth herein, an additional Registration Statement with respect to such newly Registrable Securities. The Company shall use reasonable commercial efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such newly reserved shares and such new Registrable Securities, including without limitation the provisions providing for default payments contained herein.

         3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

         4. REGISTRATION ON FORM S-3. The Company shall seek to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

         5. REGISTRATION PERIOD. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration

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effective until all the Holders have completed the sales or distribution described in the Registration Statement relating thereto, provided that the Company shall not be required to keep such Registration Statement effective
(a) with respect to Warrant Shares, after the earlier of (i) the sale by the Holder of such Warrant Shares under the Registration Statement and (ii) two
(2) years after the acquisition from the Company of such Warrant Shares and
(b) with respect to Common Shares, after such shares are freely tradable by the Holder under Rule 144(k); PROVIDED, HOWEVER, that if Rule 144 is amended, the obligations of the Company under this Section 5 will terminate at such time as the Common Shares and Warrant Shares are freely tradable under such amended Rule 144.

         6.       INDEMNIFICATION.

                  (a) THE COMPANY INDEMNITY. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                  (b) HOLDER INDEMNITY. Each Holder will, severally and not jointly, if Registrable Securities held by or issuable to it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and partners, each person who controls the Company within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other Holder(s) and their respective directors, officers and partners, underwriters or control persons for any reasonable legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

                  (c) PROCEDURE. Each party entitled to indemnification under this Article (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is prejudiced by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         7.       CONTRIBUTION. If the indemnification provided for in
Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

                  In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

                  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Registrable Securities exceeds, in any such case, the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person liable for or guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not liable for or guilty of such fraudulent misrepresentation.

         8. SURVIVAL. The indemnity and contribution agreements contained in Sections 6 and 7 shall remain operative and in full force and effect regardless of any termination of this Agreement or the Purchase Agreement.

         9. INFORMATION BY HOLDERS. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Holder shall be included without alteration in the Registration Statement covering the Registrable Securities, subject to any reasonable objection of the Company and shall not be changed without written consent of such Holder or its designated representative.

         10. NASDAQ LIMIT ON STOCK ISSUANCES. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue or register with the SEC any shares of Common Stock to the extent that such issuance or registration is prohibited by any rule, regulation or policy of Nasdaq or any exchange or market upon which the Common Stock may be traded.

         11. TRANSFER OR ASSIGNMENT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investors by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee which transfer has been effected in compliance with the Debentures and Warrants; provided in each case that the Company must be given written notice by the such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

         12.      MISCELLANEOUS.

                  (c) REMEDIES. The Company and each of the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  (b) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                  to the Company:

                                Cygnus, Inc.
                                400 Penobscot Drive
                                Redwood City, California 94063
                                Attention:    Chief Executive Officer
                                Facsimile:    (650) 599-3972

                  with copies to:

                                Cygnus, Inc.
                                400 Penobscot Drive
                                Redwood City, California 94063
                                Attention:    General Counsel
                                Facsimile:    (650) 599-3913

                  to the Holder:

                                ----------------
                                c/o The Palladin Group, L.P.

                                195 Maplewood Avenue
                                Maplewood, New Jersey 07040
                                Attention:    Robert L. Chender
                                Facsimile:    (973) 313-6490

                  with copies to:

                                Arnold & Porter
                                555 Twelfth Street, NW
                                Washington, D.C.  20004
                                Attention:    Richard E. Baltz
                                Facsimile:    (202) 942-5999

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

                  (d) WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

                  (e) EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

                  (f) PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any of the Investors without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  (g) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the Debentures and the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

                  (h) GOVERNING LAW; CONSENT OF JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH STATE. EACH PARTY (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN SAN FRANCISCO COUNTY, CALIFORNIA FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT

IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AS PROVIDED HEREIN AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  (i) JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

                  (j) TITLES. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   CYGNUS, INC.



                                   By: /s/ Craig W. Carlson
                                       --------------------------------
                                       Name:  Craig W. Carlson
                                             --------------------------
                                       Title: Sr. VP Finance, CFO
                                             --------------------------


                                   INVESTORS:

                                   CONESCO DIRECT LIFE INSURANCE COMPANY

                                   BY:      THE PALLADIN GROUP
                                            ATTORNEY-IN-FACT AND INVESTMENT
                                            ADVISOR

                                   By: /s/ Jeffrey E. Devers
                                       --------------------------------
                                           Jeffrey E. Devers

                                   THE GLENEAGLES FUND COMPANY

                                   BY:      THE PALLADIN GROUP
                                            ATTORNEY-IN-FACT AND INVESTMENT
                                            ADVISOR

                                   By: /s/ Jeffrey E. Devers
                                       --------------------------------
                                           Jeffrey E. Devers

                                   LANCER SECURITIES (CAYMAN) LIMITED

                                   BY:      THE PALLADIN GROUP
                                            ATTORNEY-IN-FACT AND INVESTMENT
                                            ADVISOR

                                   By: /s/ Jeffrey E. Devers
                                       --------------------------------
                                           Jeffrey E. Devers

                                   PALLADIN PARTNERS I, L.P.

                                   BY:      THE PALLADIN GROUP
                                            ATTORNEY-IN-FACT AND INVESTMENT
                                            ADVISOR

                                   By: /s/ Jeffrey E. Devers
                                       --------------------------------
                                           Jeffrey E. Devers

                                   PALLADIN OVERSEAS FUND LIMITED

                                   BY:      THE PALLADIN GROUP
                                            ATTORNEY-IN-FACT AND INVESTMENT
                                            ADVISOR

                                   By: /s/ Jeffrey E. Devers
                                       --------------------------------
                                           Jeffrey E. Devers

                                   PGEP III, L.L.C.

                                   BY:      THE PALLADIN GROUP
                                            ATTORNEY-IN-FACT AND INVESTMENT
                                            ADVISOR

                                   By: /s/ Jeffrey E. Devers
                                       --------------------------------
                                           Jeffrey E. Devers

                                   HALIFAX FUND, L.P.

                                   BY:      THE PALLADIN GROUP
                                            ATTORNEY-IN-FACT AND INVESTMENT
                                            ADVISOR

                                   By: /s/ Jeffrey E. Devers
                                       --------------------------------
                                           Jeffrey E. Devers

                                   SCHEDULE I

1.  Conseco Direct Life Insurance Company

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

2.  The Gleneagles Fund Company

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

3.  Lancer Securities (Cayman) Limited

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

4. Palladin Partners I, L.P.

c/o Palladin Administrative Services LLC

195 Maplewood Avenue

Maplewood, N.J. 07040

5.  Palladin Overseas Fund Limited

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

6.  PGEP III, L.L.C.

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

7.  Halifax Fund, L.P.

c/o The Palladin Group, L.P.

195 Maplewood Avenue

Maplewood, N.J. 07040

                                                          EXHIBIT 1

                                                          TO REGISTRATION RIGHTS
                                                          AGREEMENT




                              [Company Letterhead]

                                     [Date]

[Name and address of Transfer Agent]

Ladies and Gentlemen:

         This letter shall serve as our irrevocable authorization and direction to you (1) to issue shares (the "COMMON SHARES") of Common Stock, par value $0.001 per share (the "COMMON STOCK"), of Cygnus, Inc., a Delaware corporation (the "COMPANY"), to or upon the order of the registered holder from time to time of 8.5% Convertible Debentures Due June 29, 2004 of the Company (the "DEBENTURES") upon surrender to you of the Debentures and (2) to issue shares (the "WARRANT SHARES") of Common Stock to or upon the order of the registered holder from time to time of the Warrants of the Company (the "WARRANTS") upon surrender to you of a properly completed and duly executed Exercise Agreement [TO BE PROVIDED] and such Warrants notwithstanding the legend appearing on such Warrants. Certificates for the Common Shares and Warrant Shares should not bear any restrictive legend and should not be subject to any stop-transfer restriction.

         Pursuant to applicable securities laws or certain agreements between the Company and ________________ (the "INVESTOR"), the Investor may be prohibited during certain limited periods of time from selling its shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants under the Registration Statement; PROVIDED, HOWEVER, that such Investor may continue to sell such securities pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Company may, during such periods, deliver a notice to you advising you to refrain from transferring any Common Shares or Warrant Shares pursuant to such Registration Statement, provided that such notice shall not prohibit the transfer of such shares pursuant to an exemption from registration under the Securities Act during such periods.

         Contemporaneous with the delivery of this letter, the Company is delivering to you a letter of ___________________________ as to registration of the Common Shares and the Warrant Shares under the Securities Act.

         Should you have any questions concerning this matter, please contact me.

                                            Very truly yours,

                                            CYGNUS, INC.



                                            By:___________________________
                                            Title:


Enclosures
cc: ________________

                                                                       EXHIBIT 2

                                                          TO REGISTRATION RIGHTS
                                                          AGREEMENT

                                     [Date]

[Name and address

of Transfer Agent]

         RE:  CYGNUS, INC.

Ladies and Gentlemen:

         We are counsel to Cygnus, Inc., a Delaware corporation (the "COMPANY"), and we understand that ________________ (the "HOLDER") has purchased from the Company a 8.5% Convertible Debenture Due June 29, 2004 of the Company (the "DEBENTURE") and warrants (the "WARRANTS") that are convertible into or exercisable into the Company's Common Stock, par value $0.001 per share (the "COMMON STOCK"). Pursuant to a Registration Rights Agreement, dated as of June 29, 1999, between the Company and the Holder (the "REGISTRATION RIGHTS AGREEMENT"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "SECURITIES ACT"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on ______________, 1999, the Company filed a Registration Statement on Form S-3 (File No. 333-___________) (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

                  [OTHER INTRODUCTORY LANGUAGE TO BE INSERTED]

         Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                  [OTHER APPROPRIATE LANGUAGE TO BE INCLUDED.]

                                       Very truly yours,



cc:  _______________